NEWS RELEASE

Virtus Investment Partners Announces Appointment of Board Member

3/1/2021

HARTFORD, Conn., March 1, 2021 /PRNewswire/ -- **Virtus Investment Partners** (NASDAQ: VRTS), which operates a multi-boutique asset management business, today announced that W. Howard Morris, CFA, has been appointed to the company's Board of Directors and to its Audit Committee.

Morris, 62, is the president and chief investment officer of The Prairie & Tireman Group, an investment partnership in Detroit that provides investment management and personal financial planning and analysis to high-net-worth individuals.

"Howard brings significant investment experience as a portfolio manager at his firm for more than two decades as well as from his years of public service to school districts and the State of Michigan Tax Commission," said Timothy A. Holt, chairman of the board. "His wealth of board experience, expertise in investment management, and tenure as a financial executive will be of significant benefit to our company."

Prior to founding Prairie & Tireman in 1998, Morris was president and chief investment officer at WILMOCO Capital Management in Detroit, where he managed portfolios for institutions. He served for three years as chief executive officer and emergency financial manager for the Inkster Public School District, where he had authority over all of the district's financial and operational matters. He was appointed to that position by the governor of Michigan after serving as the chief financial officer of the Detroit Public School District.

Since 2007, he has been a member of the Board of Directors of Owens Corning Corporation, a Fortune 500 company, serving on its audit and governance and nominating committees. He is currently serving a second four-year term on the Michigan State Tax Commission.

Morris earned a Bachelor of Business Administration from Northwood University in Midland, Michigan and an M.B.A. from the Wharton School of the University of Pennsylvania. He is a licensed Certified Public Accountant (CPA) and holds the Chartered Financial Analyst (CFA) designation from the CFA Institute and the Personal Financial Specialist (PFS) designation from the American Institute of CPAs.

About Virtus Investment Partners, Inc.

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides

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investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process, and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Its affiliated managers include **Ceredex Value Advisors**, **Duff & Phelps Investment Management**, **Kayne Anderson Rudnick Investment Management**, **Newfleet Asset Management**, **NFJ Investment Group**, **Seix Investment Advisors**, **Silvant Capital Management**, and **Sustainable Growth Advisers**. Additional information is available at **virtus.com**.

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as "expect," "estimate," "intent," "plan," "intend," "believe," "anticipate," "may," "will," "should," "could," "continue," "project," "opportunity," "predict," "would," "potential," "future," "forecast," "guarantee," "assume," "likely," "target" or similar statements or variations of such terms. Our forward-looking statements are based on a series of expectations, assumptions and projections about the company, are not guarantees of future results or performance, and involve substantial risks and uncertainty as described in our most recent Annual Report on Form 10-K and our filings with the Securities and Exchange Commission, which are available in the **Investor Relations** section of our website, **www.virtus.com**. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially. You are urged to carefully consider all such factors.

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SOURCE Virtus Investment Partners, Inc.

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